EXHIBIT 10.28
                                NATIONSBANK, N.A.
                                 LOAN AGREEMENT


     This Loan Agreement (the "Agreement") dated as of May 14, 1998, by and between NATIONSBANK, N.A., a National Banking Association ("Lender" or "Bank") and the Borrower and Guarantor described below:

     In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank, Borrower and Guarantor agree as follows:

     1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

          A. BORROWER. DENTAL CARE ALLIANCE, INC., a Delaware corporation.

          B. BORROWER'S ADDRESS. 1343 Main Street, Suite 700, Sarasota, Florida 34236.

          C. GUARANTOR. DENTAL CARE ALLIANCE OF FLORIDA, INC., a Florida corporation, DENTAL CARE ALLIANCE OF GEORGIA, INC., a Florida corporation, DENTAL CARE ALLIANCE OF MICHIGAN, INC., A Michigan corporation, and DENTAL ONE ASSOCIATES, INC., a Georgia corporation and all other Subsidiaries, as hereinafter defined, that may exist from time to time during the term of the Loan.

          D. GURANTOR'S ADDRESS. 1343 Main Street, Suite 700, Sarasota, Florida 34236.

          E. COLLATERAL. The property pledged as security for the Loan.

          F. CURRENT ASSETS. Current Assets means the aggregate amount of all of its assets which would, in accordance with GAAP, properly be defined as current assets.

          G. CURRENT LIABILITIES. Current Liabilities means the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made.

          H. HAZARDOUS MATERIALS. Hazardous Materials include all materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

          I. LOAN(S). Loan(s) means collectively any and all loans heretofore or hereafter made by Bank to the Borrower.

          J. LOAN DOCUMENTS. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any Guarantor or third party in connection with any Loan.

          K. SUBSIDIARIES OR SUBSIDIARY. Any corporation organized under the laws of the State of the United States of America, or the District of Columbia or Puerto Rico and more than 50% of the stock of any class of which shall, at the time as of which any determination is being made, be owned either directly by Borrower or through any other Subsidiary.

          L. TANGIBLE NET WORTH. Tangible Net Worth means the amount by which total assets exceed total liabilities in accordance with GAAP.


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          M. ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 4 hereof.

     2. LOAN.

          A. LOAN. Bank hereby agrees to make (or has made) a loan or loans to Borrower in the aggregate principal amount of $15,000,000.00. The obligation to repay the loan in evidenced by a promissory note or notes dated May 14, 1998 (the promissory note or notes together with any other promissory notes heretofore or hereafter executed by Borrower in favor of Bank and any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note"), having a maturity date, repayment terms and interest rate as set forth in the Note.

          B. REVOLVING CREDIT FEATURE. The Loan provides for a revolving line of credit (the "Line") under which Borrower may from time to time, borrow, repay and re-borrow funds.

          C. NON USAGE FEE. Borrower will pay hereafter on July 1, 1998 and on the 1st day of each calendar quarter thereafter for the period from and including the date the Line was established to and including the maturity date of the Line, a non usage fee at a rate per annum of .25% of the average daily unused portion of the Line during such period. The Borrower may at any time upon written notice to the Bank permanently reduce the amount of the Line at which time the obligation of the Borrower to pay a non-usage fee shall thereupon correspondingly be reduced.

          E. USE OF LOAN PROCEEDS; CONDITIONS.

          1. Borrower and its Subsidiaries are dental practice management companies providing management, administrative and licensing services to dental practices by entering into management agreements and/or administrative services agreements with individual dental professional corporations or professional associations (collectively the "P.A.s"), and also provides licensing services to P.A.s by entering into licensing agreements. The Loan proceeds shall be mood for working capital purposes and for the purpose of acquiring assets and/or entering into management agreements and/or administrative services agreements or licensing agreements with P.A.s in connection with Borrower's business.

          2. At all times during the term of the Loan, Borrower must receive prior written approval from the Bank for advances of funds under the Line for the acquisition of assets or entering into management agreements, administrative services agreements or licensing agreements with a particular P.A. the cost of which is in excess of $2,500,000,00 and/or in the event the aggregate of all such advances within any one calendar quarter exceeds $5,000,000.

          3. Prior to and as a condition of Borrower's entitlement to an advance under the Line, Borrower shall provide to Bank a fully executed compliance certificate in form satisfactory to Bank, evidencing Borrower's compliance with all of the loan covenants, terms and provisions of this Agreement. Bank covenants and agrees with Borrower that for purposes of this Agreement and Borrower's compliance with the terms and provisions hereof, from and after the date hereof the financial performance for any management agreements, administrative services agreements and/or license agreement or dental practice acquired after the date hereof may be annualized using the respective purchase date am a commencement point once such management agreement, administrative services agreements license agreement or practice has been owned and/or operated by Borrower for one full calendar quarter. Until

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such time, such financial performance shall not be used in determining compliance with the terms and provisions of this Agreement.

          4. Borrower covenants and agrees with Bank that as a condition to Bank granting Borrower permission to form, acquire or merge with a new Subsidiary, and as a condition to any further advances of the Loan proceeds thereafter, Borrower shall pledge all of the stock of such new subsidiary to Bank as security for the loan and shall cause such new Subsidiary to execute and deliver to Bank a guaranty of all of Borrower's obligations hereunder together with a security agreement, financing statements and such other documents as Bank shall require in order to perfect a security interest in the assets of such new Subsidiary. Further, in connection therewith, Borrower and each Guarantor covenants and agrees to execute such confirmations of this Agreement and the Loan Documents as Lender shall require. Failure by Borrower, any Guarantor or the new Subsidiary to execute and deliver such documents shall be a default under the Note and this Agreement.

     3. REPRESENTATIONS AND WARRANTIES. Borrower and each Guarantor hereby represents and warrants to Bank as follows;

          A. GOOD STANDING. Borrower and each Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of its incorporation, and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower or Guarantor does business.

          B. AUTHORITY AND COMPLIANCE. Borrower and each Guarantor has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower and each Guarantor. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower and each Guarantor is in compliance with all laws and regulatory requirements to which it is subject.

          C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower and each Guarantor constitute valid and legally binding obligations of Borrower and each Guarantor, enforceable in accordance with their terms.

          D. LITIGATION. There is no proceeding involving Borrower or any Guarantor pending or, to the knowledge of Borrower or any Guarantor, threatened before any court or governmental authority, agency or arbitration authority, which materially or adversely affect the business operations, prospectus, properties, assets or condition, financial or otherwise, or Borrower or any Guarantor, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

          E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, agreement or other document pertaining to the organization, power or authority of Borrower or any Guarantor and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower and any Guarantor or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents,

          F. OWNERSHIP OF ASSETS. Borrower and each Guarantor has good title to its assets and its assets are free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

          G. TAXES. All taxes and assessments due and payable by Borrower and each Guarantor have been paid or are being contested

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in good faith by appropriate proceedings and the Borrower and each Guarantor has filed all tax returns which it is required to file.

          H. FINANCIAL STATEMENTS. The financial statements of Borrower and each Guarantor heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's and each Guarantor's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's or any Guarantor's financial condition or operations since December 31, 1997. To the best of Borrower's and each Guarantor's knowledge, all factual information furnished by Borrower and each Guarantor to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and Complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

          I. PLACE OF BUSINESS. Borrower's and each Guarantor's chief executive office is located at 1343 Main Street, Sarasota, Florida 34236.

          J. ENVIRONMENTAL MATTERS. The conduct of Borrower's and each Guarantor's business operations do not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials and Borrower and each Guarantor will not use or permit any other party to use any Hazardous Materials at any of Borrower's or Guarantor's places of business or at any other property owned by Borrower or any Guarantor except such materials as are incidental to Borrower's or Guarantor's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower and each Guarantor agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's and Guarantor's places of business or any other property of Borrower or any Guarantor at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower and each Guarantor is complying with this covenant and Borrower and each Guarantor shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower and each Guarantor shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's and Guarantor's business operations within five (5) days of the request therefore.

          K. CONTINUATION OF REPRESENTATION AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.

     4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank concepts otherwise in writing (and without limiting any requirement of any other Loan Document):

          A. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved and measured on a rolling four quarter basis at the end of each quarter except to the extent modified by the following definitions:

          i. At all times during the term of the loan, maintain a Fixed Charge Coverage Ratio of 1.5:1.0, which shall be defined as

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earnings before interest, depreciation and amortization ("EBITDA") plus operating lease expenses ("OLE") minus actual capital expenditures ("CE") all divided by interest expense ("IE") plus OLE plus current Maturities of long term debt ("CMLTD") based on actual CMLTD plus CMLTD based on an imputed seven year amortization of this loan (i.e. EBITDA + OLE - CE
                                     -----------------
                                     IE + OLE + CMLTD). For purposes of this
calculation, capital expenditures are defined as those capital expenditures incurred during the normal course of operating the business, and do not include amounts incurred in the purchase of contracts or assets related to the management and license agreements with the P.A.s managed by Borrower or its Subsidiaries. For purposes of this paragraph CMLTD shall be defined as actual principal paid as shown on the financial statements delivered to Bank.

          ii. Throughout the term of the Loan, Borrower's total liabilities to EBITDA shall not exceed 2.0:1.0, which ratio shall be measured on a historical rolling four-quarter basis and using verifiable proforma acquisition information for EBITDA for the trailing four quarters, which shall be adjusted to show current contracts, less those amounts counted twice.

          iii. At all times during the Loan, Borrower shall maintain its liquidity in an amount equal to or greater than $2,500,000.00 in cash or cash equivalents.

          iv. Borrower shall maintain at all times during the Loan a ratio of total liabilities to Tangible Net Worth of not more than 1.0:1.0.

          B. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at much reasonable times and as often an Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location in given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower and each Guarantor will:

          i. Provide Lender (i) within 120 days after the close of each fiscal year, unqualified audited consolidated and consolidating financial statements, prepared in conformity with GAAP and certified to Lender, relating to the financial activities of Borrower and each Guarantor along with Borrower's 10K report filed with the United States Securities and Exchange Commission (the "SEC"); and (ii) within 45 days after each quarter end, an executed copy of Borrower's 10-Q report filed with SEC; and (iii) such other information reflecting the financial condition of each Borrower and each Guarantor an Lender may request from time to time. In submitting financial statements to Lender, Borrower and each Guarantor will certify continuing compliance with all representations, warranties, and covenants contained in this Agreement and all documents, and will also certify that it is not in violation or default of any other agreement or contract, which would have a substantial adverse effect upon the Borrower, any Guarantor or their property.

          vii. Furnish to Bank promptly such additional information, reports and statements respecting the business

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operations and financial condition of Borrower and each Guarantor, respectively, from time to time, as Bank may reasonably request.

          C. INSURANCE. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and with respect to insurance on the Collateral, to contain a clause naming Bank as a loss payee or an additional insured (as applicable) as its interest may appear and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal.

          D. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

          E. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of
(i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's or any Guarantor's financial condition or operations, the Collateral, or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower or any Guarantor that would or might materially adversely affect Borrower's or any Guarantor's financial condition, operations, or the collateral or Bank's rights under the Loan Documents, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured lose through fire, theft, liability or property damage in excess of ,an aggregate of $100,000.00.

          F. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

          G. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

          H. NOTIFICATION OF ENVIRONMENTAL CLAIMS. Borrower shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's or any Guarantor's business operations; and (ii) all claims made or threatened by any third party against Borrower or any Guarantor relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower or any Guarantor with respect to Borrower's or any Guarantor's business operations.

     5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, neither Borrower nor any Guarantor will without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents);

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          A. TRANSFER OF ASSETS OR CONTROL. _____all, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower, any Guarantor or Subsidiary or form or acquire any Subsidiary.

          B. LIENS. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

          C. EXTENSIONS OF CREDIT. Except in the ordinary course of its business, make any loan or advance to any individual, partnership, corporation or other entity.

          D. BORROWINGS. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's or any Guarantor's business which normal trade debts in aggregate shall not exceed $500,000.00, and except for purchase money indebtedness to a particular P.A. incurred in connection with the acquisition of its assets and entering into new management, administrative services and licensing agreements with new P.A.s.

          E. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

          F. PLEDGE OF STOCK. Directly or indirectly by any means whatsoever, pledge or grant a security interest in any of the stock of any subsidiary (or subsidiary of a subsidiary); provided however, this prohibition shall not apply to the pre-existing pledge by Borrower of 500,000 shares of Dental One Associates, Inc. to Paul Yurfest, Jeffrey P. Catton, Larry A. Sweeting, Lee A, Johanson, Sammy Carden and Robert Burns pursuant to that certain Security Agreement dated March 20, 1998 between Borrower and such parties.

     6. EVENTS OF DEFAULT. The Bank shall have the option to declare the entire unpaid amount, of the Loan and accrued interest immediately due and payable without presentment, demand, or further notice of any kind, if within 15 days after notice from Bank, which notice may be verbal or written, any of the following events are not cured:

          A. Any payment of principal or interest on the Loan is not made when due.

          B. Any provision of this Agreement is breached or proves to be untrue or misleading in any material respect.

          C. Any warranty, representation, or statement made or furnished the Lender by Borrower or any Guarantor in connection with the Loan and this Agreement (including any warranty, representation, or statement in the Borrower;s or any Guarantor's financial statement(s)) or to induce the Bank to make the Loan, is untrue or misleading in any material respect.

          D. Any default occurs under any agreement with another creditor which default is not corrected within the cure period provided in such agreement, if any.

          E. Any voluntary or involuntary bankruptcy, reorganization, insolvency, arrangement, receivership, or similar proceeding is commenced by or against Borrower or any Guarantor under any federal or state law, or Borrower makes any assignment for the benefit of creditors.

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          F. Any substantial part of the party which secures the Loan, real or personal, tangible or intangible, in damaged or destroyed and the damage or destruction is not covered by collectible insurance.

          G. Borrower or any Guarantor defaults in the payment of any principal or interest on any other loan or obligation to Bank.

          H. Borrower or any Guarantor suffers or permits any lien, encumbrance, or security interest to arise or attach to any of the Borrower's or any Guarantor's property, or any judgment is entered against Borrower or any Guarantor that is not satisfied or appealed within 30 days.

          I. Any default hereunder shall constitute a default under any other mortgage, note, obligation or agreement of Borrower held by Bank. The agreements contained in this paragraph to create cross-defaults under all mortgages, notes, obligations and agreements between Borrower and Bank, whether currently existing or hereafter created, in the event of default under one or more of such mortgages, notes, obligations or agreements is a material and specific inducement and consideration for the making by Bank of the Loan evidenced by the Note.

          J. Any of Bank's liens, or assignments from Borrower or any Guarantor are invalidated.

          K. That a default by any Guarantor under the terms and conditions of any of their loans with Lender shall, at the election of Lender, constitute a default by Borrower under the terms of the Loan contemplated herein.

     7. REMEDIES UPON DEFAULT. Upon the occurrence, or the discovery by Lender of the occurrence, of any of the foregoing events, circumstances, or conditions of default, Lender shall have, in addition to its option to accelerate to maturity the full unpaid balance of the Loan, all of the rights and remedies under applicable law, and in addition shall have the following specific rights and remedies:

          A. To exercise Lender's right of set-off against any account, fund, or property of any kind, tangible, or intangible, belonging to Borrower which shall be in Lender's possession or under its control.

          B. To cure such defaults, with the result that all costs and expenses incurred or paid by Lender in effecting such cure shall be additional charges on the Loan, shall bear interest at the highest rate permitted by law, and shall be payable upon demand.

          C. To exercise any and all other rights and remedies Lender may have or possess arising under any other loan documents executed by Borrower, in favor of Lender, evidencing or securing the Loan.

     8. NOTICE. Except notice to cure a default which may be verbal, all other notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         Borrower or Guarantors;

         1343 Main Street, Suite 700
         Sarasota, Florida 34236

         Bank:

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         NATIONSBANK, N.A.
         1605 Main Street, Suite 101
         Sarasota, Florida 34236
         Attention: J. Douglas DiVirgilio, Senior Vice President

or to such other address as any party may designate by written notice to the other party. each such notice, request and demand shall be deemed given or made as follows:

          A. If sent by hand delivery, upon delivery;

          B. If sent by mail, upon the earlier of the date of receipt or five
(5) days after deposit in the U.S. Mail, first class postage prepaid.

     9. COST, EXPENSES AND ATTORNEY'S FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) Bank's continued administration thereof.

     10. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

          A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

          B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Florida and applicable United States federal law.

          C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower or any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, each Guarantor, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's or any Guarantor's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower or any Guarantor of any obligations hereunder. There is no third party beneficiary of this loan agreement.

          D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

          E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the

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enforceability of validity or such provision as it may apply to other persons or circumstances.

          F. INDEMNIFICATION. Borrower and each Guarantor shall indemnify, defend and hold Bank and its successors and assigns harmless from and against, any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's or any Guarantor's business operations, any other property owned by Borrower or any Guarantor or in the surface or ground water arising from Borrower's or any Guarantor's business operations, or gaseous emissions arising from Borrower's or any Guarantor's business operations or any other condition existing or arising from Borrower's or any Guarantor's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower and each Guarantor further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower or any Guarantor, regardless of whether the Borrower or any Guarantor has paid the employee under the workmen's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower or any Guarantor, the Bank, and of any third parties. The Borrower's and each Guarantor's obligations under this paragraph shall survive the repayment of the Loan and any foreclosure or foreclosure of any Loan Document securing the Loan.

         G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

     11. TAX INDEMNITY. In the event that the Department of Revenue, its agents or employees, notifies either Borrower or the Lender that the transaction which is the subject of this Loan Agreement is subject to payment of documentary stamp tax, intangible tax, or any other such tax, then, in such event, Borrower agrees to immediately remit to the Department of Revenue or to the Lender the full amount of such tax deemed to be due and payable as requested by the Department of Revenue. Borrower may contest any liability for such tax payment; however, any such contest shall be taken solely at the election, cost, and expense of Borrower. The liability of Borrower under this provision shall survive the satisfaction of the obligations referenced hereunder. Any failures of Borrower to comply with the terms and provisions of this section shall constitute a default under the Loan Agreement, and all other loan documents executed in connection therewith.

     12. COMPLIANCE. Borrower and each Guarantor shall execute such additional documents as are reasonably requested by Lender to reflect the terms and conditions of this Agreement and will cause to be delivered such certificates, legal opinions and other documents as are reasonably required by Lender in connection with the Loan. In addition, the Borrower and each Guarantor will pay all reasonable costs and expenses in connection with the preparation, execution and delivery of the documents executed in connection with this transaction, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to Lender and costs and expenses of Lender in connection with its enforcement of such documents after the occurrence of an event of default, the management and control of the collateral as well as any and all filing and recording fees and stamp and other taxes with respect thereto and to save Lender harmless from any and all such costs, expenses and liabilities.

          13. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW). THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN SARASOTA, FLORIDA, AND ADMINISTERED BY ENDISPUTE, INC., D/B/AJ.A.M.S./ENDISPUTE WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S./ENDISPUTE IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASS0CIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION, FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          B. RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO
(I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO
(A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN
SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT, NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

          14. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS HEREOF, the parties here have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

Signed, sealed and delivered         BORROWER:
in the presence of:
                                     DENTAL CARE ALLIANCE, INC.,
                                     A Delaware Corporation

/s/ MARSHA E. GOODMAN                By: /s/ DAVID NICHOLS
------------------------                ----------------------
*   Marsha E. Goodman                   David Nichols, Treasurer and
*(Print Name of Witness)                Chief Financial Officer

                                     Address: 1343 Main Street
                                              Suite 700
/s/ GREGORY BANACH                            Sarasota, Florida 34236
-----------------------
* Gregory Banach
*(Print Name of Witness)                     [CORPORATE SEAL]


                                     DENTAL CARE ALLIANCE, OF FLORIDA,
                                     INC. a Florida corporation

/s/ MARSHA E. GOODMAN                By: /s/ DAVID NICHOLS
------------------------                ----------------------
*   Marsha E. Goodman                   David Nichols, Treasurer and
*(Print Name of Witness)                Chief Financial Officer

                                     Address: 1343 Main Street
                                              Suite 700
/s/ GREGORY BANACH                            Sarasota, Florida 34236
-----------------------
* Gregory Banach
*(Print Name of Witness)                     [CORPORATE SEAL]


                                     DENTAL CARE ALLIANCE OF GEORGIA,
                                     INC. a Florida corporation

/s/ MARSHA E. GOODMAN                By: /s/ DAVID NICHOLS
------------------------                ----------------------
*   Marsha E. Goodman                   David Nichols, Treasurer and
*(Print Name of Witness)                Chief Financial Officer

                                     Address: 1343 Main Street
                                              Suite 700
/s/ GREGORY BANACH                            Sarasota, Florida 34236
-----------------------
* Gregory Banach
*(Print Name of Witness)                     [CORPORATE SEAL]


                                    DENTAL CARE ALLIANCE OF MICHIGAN,
                                     INC. a Michigan corporation

/s/ MARSHA E. GOODMAN                By: /s/ DAVID NICHOLS
------------------------                ----------------------
*   Marsha E. Goodman                   David Nichols, Treasurer and
*(Print Name of Witness)                Chief Financial Officer

                                     Address: 1343 Main Street
                                              Suite 700
/s/ GREGORY BANACH                            Sarasota, Florida 34236
-----------------------
* Gregory Banach
*(Print Name of Witness)                     [CORPORATE SEAL]

                                    DENTAL ONE ASSOCIATES, INC.,
                                     a Georgia corporation

/s/ MARSHA E. GOODMAN                By: /s/ DAVID NICHOLS
------------------------                ----------------------
*   Marsha E. Goodman                   David Nichols, Treasurer and
*(Print Name of Witness)                Chief Financial Officer

                                     Address: 1343 Main Street
                                              Suite 700
/s/ GREGORY BANACH                            Sarasota, Florida 34236
-----------------------
*   Gregory Banach
*(Print Name of Witness)                     [CORPORATE SEAL]


                                     BANK:

                                     NATIONSBANK, N.A.,
                                     a National Banking Association


/s/ MARSHA E. GOODMAN                By: /s/ GREGORY BANACH
------------------------                ----------------------
*   Marsha E. Goodman                   Gregory Banach
*(Print Name of Witness)             Its: Commercial Banking Officer

                                     Address: 1605 Main Street
                                              Sarasota, FL 34236
/s/ DAVID NICHOLS
-----------------------                      [CORPORATE SEAL]
*   David Nichols
*(Print Name of Witness)